Exhibit 99.1

Ramtron International Corporation
News Release
Nasdaq: RMTR

NEWS FOR RELEASE: 7/24/12, 4:05pm ET	CONTACT: Lee Brown (719) 481-7213 lee.brown@ramtron.com

RAMTRON REPORTS SECOND QUARTER 2012

FINANCIAL RESULTS

COLORADO SPRINGS, CO—July 24, 2012 — U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based memory and integrated semiconductor products, today reported total revenue of $14.2 million for the second quarter of 2012, compared to $16.8 million for the second quarter of 2011. Net income for the second quarter of 2012 was $69,000, or $0.00 per share, compared with a net loss of $683,000, or ($0.02) per share, for the second quarter of 2011.

“Distributor order flow began to slow as headwinds in the semiconductor markets that we serve picked up toward the end of the second quarter and stalled our revenue growth,” said Eric Balzer, Ramtron’s chief executive officer. “Despite this industry softness, we posted Adjusted EBITDA of $1.9 million by maintaining operational discipline and reduced inventory by approximately $1.4 million on a sequential basis.

“In addition, we gained traction with our demand creation initiatives during the quarter, logging new wins and advancing opportunities in automotive, metering and medical applications,” Balzer continued. “We are now seven months into our program of driving design wins with new and existing customers after last year’s hiatus in design activity, when our highest priority was to work with our existing customers to manage supply constraints. With a number of new design wins under our belt and emerging opportunities on the horizon, we remain well positioned for growth in 2013 and beyond.”

2012 Second-Quarter Financial Highlights

•	Total revenue of $14.2 million, compared to $14.9 million in the first quarter of 2012

•	Product gross margin remained flat at 52%, compared to first quarter of 2012

•	Income tax provision was $167,000

•	Stock-based compensation was $368,000

•	Adjusted EBITDA was approximately $1.9 million

2012 Second-Quarter Corporate and Product Highlights

•	Ramtron was added to NVIDIA’s Preferred Vendor List and participated in the GPU Technology Conference 2012 in San Jose, CA.

•	Named Gery E. Richards as chief financial officer. Mr. Richards joined Ramtron in 2004, became controller in 2008, and was appointed interim chief financial officer in October 2011.

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Appointed Erik Wood as director of business development. Mr. Wood brings to Ramtron 17 years of solution sales and high-tech market development experience with deep experience in the defense/aerospace, supply chain, transportation, oil and gas, healthcare, identification and security markets.

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RAMTRON REPORTS SECOND-QUARTER 2012 FINANCIAL RESULTS

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Announced availability of the MaxReader Development Kit to enhance the adoption of the Company’s wireless memory products. The Kit allows system designers to quickly evaluate, thoroughly test, and rapidly prototype Ramtron’s MaxArias™ wireless memory for a broad range of RF-enabled applications.

“Limited near-term visibility, brought on by weak industry conditions, has caused us to become more conservative on our outlook for 2012,” Balzer added. “As a result, we are operating under the assumption that revenue stays flat for the third-quarter of 2012. At this level, we are confident that we will maintain positive cash flow from operating activities. While managing the business for cash flow, we are intensely focused on driving growth through the execution of our demand creation initiatives, expanding design activity, and introducing new products so that we are prepared for an improvement in industry conditions and, longer term, to take advantage of the significant opportunities for our F-RAM based low energy, wireless, and high data integrity solutions,” Balzer concluded.

Business Outlook

In light of limited near-term visibility, Ramtron is modifying its guidance policy from providing an outlook for full-year 2012 to an outlook for the next reported quarter. As visibility and industry conditions improve, Ramtron’s management will re-evaluate its guidance policy.

The following statements are based on Ramtron’s current expectations of results for the third quarter of 2012. These statements are forward looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

For Q3 2012:

•	Management expects revenue of approximately $14.0 to $14.5 million with a gross product margin of 52%.

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In terms of operating expenses, by expense line item and as a percent of total revenue, management expects sales and marketing to be 18%, research and development to be 22%, and general and administrative to be 16%. Included in general and administrative expenses are expected fees and expenses, totaling approximately 5% of total revenue, associated with the tender offer commenced by Cypress Semiconductor Corporation.

Strategic Alternatives Review Process

Ramtron’s Board of Directors is continuing to evaluate strategic alternatives including, but not limited to, a potential sale of the Company, a strategic alignment with one or more investors or joint venture counterparties, other potential strategic transactions to realize the long-term value of the Company for its stockholders, or continuing with the Company’s current growth plans. The Board continues to believe that completing the strategic review process is one way to ensure that Ramtron stockholders have the best opportunity to realize a full and fair value for their investment. No assurance can be given as to whether this process will result in a proposed transaction, whether any transaction that may be proposed as a result of such process would be acceptable to the Company and the Board or whether any such proposed transaction will be announced or consummated.

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RAMTRON REPORTS SECOND-QUARTER 2012 FINANCIAL RESULTS

Conference Call

Management will conduct a conference call to discuss second quarter results today at 5:00 PM Eastern Time/4:00 PM Central Time. To participate in the conference call, please call (888) 771-4371 or (847) 585-4405 and reference code # 32838497. The call will also be webcast. To access the webcast, investors should go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, investors can access the teleconference webcast. A properly configured computer system is required.

A replay of the live conference call will be available from 7:30 PM Eastern Time/6:30 PM Central time on July 24 until 11:59 PM Eastern time/10:59 PM Central Time on July 30. To listen to the replay, please dial (888) 843-7419, passcode #32838497. In addition, a replay of the webcast will be available shortly after the call at http://www.ramtron.com/investor-relations/calendar-events/ and will be archived for one year.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets.

Non-GAAP Financial Measures

This release references Adjusted EBITDA, which is not a financial measure as defined by generally accepted accounting principles (GAAP). We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income plus interest expense, provision for taxes, depreciation and amortization, and non-cash stock based compensation expense. In evaluating Adjusted EBITDA, investors should be aware that we may incur expenses in the future that are the same as or similar to some of the adjustments in this presentation. We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, our credit agreement uses Adjusted EBITDA to measure our compliance with certain covenants. Below is a reconciliation of Adjusted EBITDA to net income for the second quarter of 2012:

(Amounts in thousands)
Net Income	$69
Adjustments:
Interest expense	215
Provision for taxes	167
Depreciation and amortization expense	1,059
Stock based compensation expense	368

Adjusted EBITDA	$1,878

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by Cypress Semiconductor Corporation through its wholly-owned subsidiary, Rain Acquisition Corp., Ramtron has filed a solicitation/recommendation statement on Schedule 14D-

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RAMTRON REPORTS SECOND-QUARTER 2012 FINANCIAL RESULTS

9 with the SEC. INVESTORS AND STOCKHOLDERS OF RAMTRON ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov. Ramtron also will provide a copy of these materials without charge on its website at www.ramtron.com, or stockholders may call the company’s Information Agent, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Cautionary Statements

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These statements include statements about Ramtron’s anticipated revenue for the third quarter of 2012 and the anticipation for growth in 2013 and beyond. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; risks and uncertainties relating to the possible transaction and process of exploring strategic alternatives; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011, and quarterly reports on Form 10Q for 2012. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

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(financial statements attached)

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RAMTRON REPORTS SECOND-QUARTER 2012 FINANCIAL RESULTS

RAMTRON INTERNATIONAL CORPORATION

SECOND-QUARTER FINANCIAL HIGHLIGHTS

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Product sales	$14,203	$16,581	$29,164	$27,046
License and development fees	—	179	—	358

	14,203	16,760	29,164	27,404

Costs and expenses:
Cost of product sales	6,837	8,854	13,998	14,315
Research and development	3,232	4,234	6,586	8,767
Sales and marketing	2,293	2,605	4,422	4,665
General and administrative	1,394	1,826	2,683	3,880

	13,756	17,519	27,689	31,627

Operating income (loss)	447	(759)	1,475	(4,223)
Interest expense	(215)	(206)	(436)	(420)
Other income (expense), net	4	12	(13)	(44)

Income (loss) before income tax benefit (provision)	236	(953)	1,026	(4,687)
Income tax benefit (provision)	(167)	270	(511)	1,625

Net income (loss)	$69	($683)	$515	($3,062)

Net income (loss) per common share:
Basic and diluted	$0.00	($0.02)	$0.02	($0.11)

Weighted average common shares outstanding:
Basic	34,102	27,964	34,042	27,714

Diluted	34,344	27,964	34,287	27,714

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RAMTRON REPORTS SECOND-QUARTER 2012 FINANCIAL RESULTS

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,150	$4,736
Accounts receivable, net	5,142	7,556
Deferred income taxes, net	398	338
Inventories	20,713	20,250
Other current assets	993	1,187

Total current assets	31,396	34,067
Inventories, long-term	3,388	2,581
Property, plant and equipment, net	22,040	23,072
Intangible assets, net	2,699	2,703
Long term deferred income taxes, net	5,137	5,687
Other assets	469	466

Total assets	$65,129	$68,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,261	$6,185
Accrued liabilities	1,718	2,601
Current portion of long-term debt	3,393	4,202
Line of Credit	1,500	—

Total current liabilities	9,872	12,988
Other long-term liabilities	210	210
Long-term debt	6,258	7,711

Total liabilities	16,340	20,909
Stockholders’ equity	48,789	47,667

Total liabilities and stockholders’ equity	$65,129	$68,576